UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

Larimar Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 506 Bala Cynwyd, Pennsylvania		19004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 511-9056

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2022, Larimar Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, as representative of the underwriters named therein (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of 22,225,000 shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Company. The shares of Common Stock were sold at an offering price of $3.15 per share, which will result in approximately $65.5 million of proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses.

In addition, the Company has granted to the Underwriters an option to purchase up to 3,333,750 additional shares of common stock at the public offer price, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the Underwriters exercise their option to purchase additional shares in full, the total proceeds to the Company, before expenses, will be approximately $75.7 million.

Guggenheim Securities, LLC, is acting as sole book-running manager for the Offering. The Offering is expected to close on or about September 16, 2022, subject to satisfaction of customary closing conditions. All of the shares of Common Stock in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-246370), filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2020 and declared effective on September 1, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibits.

The legal opinion of Troutman Pepper Hamilton Sanders LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

Risks Related to the Company’s Product Development and Regulatory Approvals

The FDA has placed a partial clinical hold on CTI-1601. If the FDA does not remove the partial clinical hold on a timely basis, or at all, the Company’s development timelines and their business may be adversely affected and their stock price may decline.

On May 25, 2021 the FDA placed a full clinical hold on the CTI-1601 Investigational New Drug, or IND, clinical program following the Company’s notification to the FDA of mortalities which occurred at the highest dose levels in an ongoing 26-week non-human primate, or NHP, toxicology study, which was designed to support extended dosing of patients with CTI-1601. In the clinical hold letter, the FDA stated it needed a full study report from the then ongoing NHP study and that the Company may not initiate additional clinical trials until we have submitted the report and received notification from the FDA that additional clinical trials may commence. In July 2021, the Company completed dosing in the NHP toxicology study and data from the study were included in the complete response to the clinical hold submitted to the FDA in January 2022. In February 2022, the Company received a response from the FDA following their submission of a complete response including a comprehensive study report from the 26-week NHP toxicology study stating that it was maintaining its clinical hold at that time and requesting additional information. In August 2022, the Company submitted a complete response to the CTI-1601 clinical hold, following a Type C Meeting with the FDA. In conjunction with the complete response, the Company proposed as CTI-1601’s next clinical trial a Phase 2, four-week dose exploration study in Friedreich’s ataxia patients starting at the lower dose levels tested in their Phase 1 multiple-ascending dose clinical trial.

In September 2022, the FDA lifted its full clinical hold on the CTI-1601 program and imposed a partial clinical hold. A partial clinical hold, as opposed to a full clinical hold, is a delay or suspension of only a specific part of the clinical work requested under the IND, which allows otherwise unaffected parts of the clinical work to proceed under the IND. The Company plans to initiate a 25 mg cohort of a Phase 2, four-week, dose exploration trial of CTI-1601 in patients with Friedreich’s ataxia in the last quarter of 2022, with top-line data expected by the second half of 2023. In connection with the FDA’s partial clinical hold, the FDA will review the data from the 25 mg cohort prior to escalating the dose in the second cohort. If the Company is unable to reach agreement with the FDA to lift the partial clinical hold and the Company determines that they need to explore doses higher than 25 mg, they would be unable to complete their CTI-1601 clinical trials without delays in their clinical development plans and anticipated data milestones and additional clinical development costs, any of which could impair their ability, cost or timeline to obtain U.S. regulatory approval for CTI-1601. The Company cannot be certain whether or when the FDA will lift the partial clinical hold and/or permit them to conduct clinical trials with doses higher than 25 mg. If the FDA does not lift the partial clinical hold in a timely manner, or at all, the Company’s development timelines and their business may be adversely affected and their stock price may decline. Further, even if the FDA lifts the partial clinical hold, or if the FDA or other regulatory agencies continue to express safety concerns after the partial clinical hold is lifted, additional CTI-1601 non-clinical or clinical studies may be required. In such instances, the Company’s progress in the development of CTI-1601 may be significantly slowed and the associated costs may be significantly increased, adversely affecting their business, which could impair their ability to ultimately obtain FDA approval for CTI-1601.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

1.1	Underwriting Agreement*

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP*

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

By:	/s/ Carole S. Ben-Maimon, M.D.
Name:	Carole S. Ben-Maimon, M.D.
Title:	President and Chief Executive Officer

Date: September 14, 2022